================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

[X]  Filed by the Registrant
[ ]  Filed by a Party other than the Registrant

Check the Appropriate Box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12
                                  ___________

                        COMMUNITY MEDICAL TRANSPORT, INC.
                (Name of Registrant as Specified in its Charter)

    (Name of Person(s) filing Proxy Statement, if other than the Registrant)
                                  ___________

Payment of Filing Fee (check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)  Title of each class of securities to which transaction applies:________

     2)  Aggregate number of securities to which transaction applies:___________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
         _______________________________________________________________________
         _______________________________________________________________________
         _______________________________________________________________________

     4)  Proposed maximum aggregate value of transaction:_______________________

     5)  Total fee paid:________________________________________________________

[_]  Fee paid previously with preliminary materials

[_]  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)  Amount Previously Paid:________________________________________________
     2)  Form, Schedule or Registration Statement No.:__________________________
     3)  Filing Party:__________________________________________________________
     4)  Date Filed:____________________________________________________________
                                  ___________

                        Copies of all communications to:

                           MICHAEL D. DiGIOVANNA, Esq.
                           Parker Duryee Rosoff & Haft
                                529 Fifth Avenue
                            New York, New York 10017
                                 (212) 599-0500
                               Fax: (212) 972-9487
================================================================================

                        COMMUNITY MEDICAL TRANSPORT, INC.
                                45 Morris Street
                             Yonkers, New York 10705
                                  ___________

                            NOTICE OF ANNUAL MEETING
                                 OF STOCKHOLDERS
                           TO BE HELD ON JULY 24, 1997
                                  ___________


To the Stockholders of COMMUNITY MEDICAL TRANSPORT, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of COMMUNITY MEDICAL TRANSPORT, INC., a Delaware corporation (the "Company"), will be held at 529 Fifth Avenue, 8th Floor, New York, New York on Thursday, July 24, 1997 at the hour of 10:00 a.m., for the following purposes:

         1)   To elect four Directors of the Company for the ensuing year;

         2)   To amend the Company's 1994 Directors' Stock Option Plan;

         3) To ratify the selection of Richard A. Eisner & Company, LLP as the Company's independent auditors for the fiscal year ending
              December 31, 1997; and

         4) To transact such other business as may properly come before the Meeting.

         Only stockholders of record at the close of business on June 25, 1997 are entitled to notice of and to vote at the Meeting or any adjournment thereof.


                                           CRAIG V. SLOANE, Secretary


New York, New York
June 27, 1997


WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND PROMPTLY RETURN IT IN THE PRE-ADDRESSED ENVELOPE PROVIDED FOR THAT PURPOSE. ANY STOCKHOLDER MAY REVOKE HIS PROXY AT ANY TIME BEFORE THE MEETING BY GIVING WRITTEN NOTICE TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

                        COMMUNITY MEDICAL TRANSPORT, INC.
                                45 Morris Street
                             Yonkers, New York 10705
                                  ___________

                                 PROXY STATEMENT
                                  ___________

         This Proxy Statement is being mailed on or about June 27, 1997 to all stockholders of record at the close of business on June 25, 1997 in connection with the solicitation by the Board of Directors of Community Medical Transport, Inc. (the "Company") of Proxies for the Annual Meeting of Stockholders (the "Meeting") to be held on July 24, 1997. Proxies will be solicited by mail, and all expenses of preparing and soliciting such proxies will be paid by the Company. All Proxies duly executed and received by the persons designated as proxy therein will be voted on all matters presented at the Meeting in accordance with the specifications given therein by the person executing such Proxy or, in the absence of specified instructions, will be voted for the named nominees to the Company's Board of Directors and in favor of the proposals to amend the Company's 1994 Directors' Stock Option Plan and to ratify the selection of Richard A. Eisner & Company, LLP as the Company's independent auditors. The Company's Board of Directors does not know of any other matter that may be brought before the Meeting but, in the event that any other matter should come before the Meeting, or any nominee should not be available for election, the persons named as proxy will have authority to vote all Proxies not marked to the contrary in their discretion as they deem advisable. Any stockholder may revoke his Proxy at any time before the Meeting by written notice to such effect received by the Company at the address set forth above,
Attn: Corporate Secretary, by delivery of a subsequently dated Proxy or by attending the Meeting and voting in person.

         The total number of shares of the Company's Common Stock outstanding as of June 25, 1997 was 5,246,072. The Common Stock is the only class of securities of the Company entitled to vote, each share being entitled to one non-cumulative vote. Only stockholders of record as of the close of business on June 25, 1997 will be entitled to vote. A majority of the shares of Common Stock outstanding and entitled to vote, or 2,623,037 shares, must be present at the Meeting in person or by proxy in order to constitute a quorum for the transaction of business. Abstentions and broker nonvotes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Assuming the presence of a quorum, a vote of a majority of the shares of Common Stock present and voting, in person or by proxy, at the Meeting is required to pass upon each of the matters presented. Abstentions will be counted in tabulations of the votes cast on the proposals to amend the Company's 1994 Directors' Stock Option Plan and to ratify the selection of the Company's independent auditors, whereas broker nonvotes will not be counted for purposes of determining whether a proposal has been approved. "Broker nonvotes" are proxies received from brokers who, in the absence of specific voting instructions from beneficial owners of shares held in brokerage name, have declined to vote such shares in those instances where discretionary voting by brokers is permitted.

         A list of stockholders entitled to vote at the Meeting will be available at the Company's offices, 45 Morris Street, Yonkers, New York for a period of ten days prior to the Meeting and at the Meeting itself for examination by any stockholder.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information regarding the ownership of the Company's Common Stock as of June 25, 1997, by (i) each director of the Company, (ii) each person known by the Company to own beneficially 5% or more of the Company's Common Stock and (iii) all directors and executive officers of the Company as a group:

                                 Amount of
Name and Address                 Beneficial             Percent
of Beneficial Owner              Ownership(1)           of Class
-------------------              ------------           --------
Dean L. Sloane                   1,380,596(2)             26.3%
45 Morris Street
Yonkers, NY 10705

Craig V. Sloane                     95,000(3)              1.8%
45 Morris Street
Yonkers, NY 10705

Bernard M. Kruger                  114,400(4)              2.2%
170 East 78th Street
New York, NY 10021

Lucius J. Riccio                     4,000(4)               *
315 East 69th Street
New York, NY 10021

All current executive            1,631,496(5)             30.3%
officers and directors as
a group (6 persons)

----------------
*     Less than 1%.
(1) Includes shares pursuant to currently exercisable options as well as those options which will become exercisable within 60 days of June 25, 1997. Except as otherwise indicated, the persons named herein have sole voting and dispositive power with respect to the shares beneficially owned.
(2) Does not include 100,000 shares owned by Mary K. Sloane, Dean L. Sloane's wife. Dean L. Sloane disclaims beneficial ownership of such shares.
(3)   Includes 95,000 shares issuable upon exercise of outstanding options.
(4)   Includes 4,000 shares issuable upon exercise of outstanding options.
(5)   Includes 138,000 shares issuable upon exercise of outstanding options.

                              ELECTION OF DIRECTORS

         Four directors are to be elected at the Meeting to serve for a term of one year or until their respective successors are elected and qualified.

Information Concerning Nominees

         The following table sets forth the positions and offices presently held with the Company by each nominee, his age and his tenure as a director:

                                Positions Presently Held               Director
Name                Age         with the Company                       Since
----                ---         ------------------------               ---------
Dean L. Sloane       51         President, Chairman of the Board,        1988
                                Chief Executive Officer and
                                Director

Craig V. Sloane      46         Vice President-Operations,               1990
                                Secretary and Director

Bernard M.
   Kruger, M.D.      55         Director                                 1994

Lucius J.
   Riccio, Ph.D.     48         Director                                 1994


         Dean L. Sloane has served as Chairman of the Board, President, Chief Executive Officer and a Director of the Company since December 1988. Mr. Sloane served as Chief Executive Officer of Prime Medical Services Inc. (formerly known as C.P. Rehab Corp.), a public specialty medical management service company, from 1973 through 1988. Mr. Sloane co-founded and served as Chairman of the Board of National Home Health Care Corp., a public medical management and home care company, from 1983 to 1986. Mr. Sloane also served as a director of EPIC Health Group, Inc., a public mail order pharmaceutical company, from 1984 to 1986. He is currently a director of Community Care Services, Inc., a medical equipment and goods supplier, and Sunstar Heatlhcare, Inc., which is engaged in managed care. Mr. Sloane has been a member of the Young Presidents Organization since 1985. Mr. Sloane is a Certified Public Accountant but does not practice.

         Craig V. Sloane has served as Vice President-Operations and a Director of the Company since December 1990. From 1985 through October 1990, he was a futures analyst at Smith Barney Harris & Upham. He is currently a director of Community Care Services, Inc., a medical equipment and goods supplier.

         Bernard M. Kruger, M.D. has been in the private practice of internal medicine and medical oncology since 1979, and is affiliated with Lenox Hill Hospital, Beth Israel Hospital, Mount Sinai Hospital and the Orthopedic Institute. He is currently a director of Community Care Services, Inc., a medical equipment and goods supplier.

         Lucius J. Riccio, Ph.D. has served as a management consultant on transportation issues since January 1994. From February 1990 to December 1993 he served as Commissioner of the New York City Department of Transportation. From 1986 to 1990 he served as Deputy Commissioner, Highway Operations, of the New York City Department of Transportation.

         Dean L. Sloane and Craig V. Sloane are brothers.

Identification of Executive Officers
(Excludes Executive Officers who are also Directors)


     Name            Age      Position(s)              Principal Occupation
     ----            ---      -----------              --------------------
Donald J. Panos      36    Vice President of   Has been employed by the Company
                           Finance, Chief      since November 1995.  From August
                           Financial Officer   1994 to November 1995, Mr. Panos
                                               was employed as a manager with an
                                               accounting firm, Herman J. Dobkin
                                               & Company, L.L.P. From 1989 to
                                               1994, Mr. Panos was employed by
                                               Horsehead Industries, Inc., a
                                               $750 million private company with
                                               a public subsidiary and publicly
                                               traded debt as Manager of
                                               Financial Reporting. From 1987 to
                                               1989, he was a Senior Accountant
                                               with Ernst & Young. Mr. Panos is
                                               a CPA.

Steven R. Fittante   42    Vice President      Has been employed by the Company
                           of Corporate        since July 1995.  From June 1993
                                               to Development June 1995, he was
                                               employed by Mayflower Laidlaw
                                               Transit, Inc., serving most
                                               recently as North East Regional
                                               Manager. From 1985 to 1993, he
                                               was director of Monmouth County
                                               Department of Transportation.

         Executive officers are elected annually by the Company's Board of Directors to hold office until the first meeting of the Company's Board of Directors following the next annual meeting of stockholders and until their successors are chosen and qualified.

Information Concerning the Board

         The Board of Directors held three meetings during the year ended December 31, 1996. All then incumbent directors attended all of such meetings.

         The Compensation and Stock Option Committee of the Company's Board of Directors reviews and implements appropriate action with respect to all matters pertaining to stock options granted under the Company's 1992 Employees' Stock Option Plan and reviews and recommends to the Company's Board of Directors compensation programs for the Company's officers. The Compensation and Stock Option Committee is currently composed of Messrs. Kruger and Riccio. The Compensation and Stock Option Committee held three meetings during the year ended December 31, 1996. All then incumbent members of the Compensation and Stock Option Committee participated in all of such meetings.

         The Audit Committee of the Company's Board of Directors is charged with the review of the activities of the Company's independent auditors (including, but not limited to, fees, services and scope of the audit). The Audit Committee is presently composed of Messrs. Kruger and Riccio. The Audit Committee met once with respect to the 1996 fiscal year end audit. All then incumbent members of the Audit Committee attended the meeting.

         The Company does not have a nominating committee, charged with the search for and recommendation to the Company's Board of Directors of potential nominees for the Company's Board of Directors positions. These functions are performed by the Company's Board of Directors as a whole.

Reporting Delinquencies

         Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by regulations promulgated under the Exchange Act to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during the fiscal year ended December 31, 1996, no officer, director or greater than 10% beneficial owner was late with his filings other than Craig Sloane, Steven Fittante and Donald Panos.

           PROPOSED AMENDMENT TO THE 1994 DIRECTORS' STOCK OPTION PLAN

         The Board of Directors of the Company has unanimously adopted a resolution approving, and recommending to the Company's stockholders for their approval, an amendment to the 1994 Directors' Stock Plan (the "Directors' Plan") to increase the number of shares of Common Stock underlying options that will be granted to each nonemployee director from 1,000 shares to 5,000 shares per year and to modify the period of exercisability of options granted from two equal annual installments commencing on the first anniversary of the date of grant to two equal installments commencing on the date of grant. A summary of the principal features of the Directors' Plan is provided below, but is qualified in its entirety by reference to the full text of the Directors' Plan.

The Amendment to the Directors' Plan

         The Directors' Plan currently provides for the issuance of options to purchase 1,000 shares of Common Stock to each of the Company's nonemployee directors on January 1st of each year. As the Company continues to grow, the Company needs the ability to attract and retain highly qualified directors who maintain an equity interest in the Company so as to align the interests of such directors with those of the stockholders and as to allow the directors to participate in the success and growth of the Company and its subsidiaries. The Board of Directors believes that in order to be able to continue to attract and retain the best available individuals to serve as non-employee directors, the current option compensation package for non-employee directors must be enhanced.

         As a result, the Board of Directors has adopted a resolution which provides (i) for an increase in the number of shares of Common Stock underlying options that will be granted to each nonemployee director from 1,000 shares to 5,000 shares per year and (ii) for a modification of the period of exercisability of options granted from two equal annual installments commencing on the first anniversary of the date of grant to two equal installments commencing on the date of grant. The Board of Directors believes this amendment to the Directors' Plan will serve as an incentive to its directors and to promote the growth and success of the Company's business while rewarding such individuals for their efforts on behalf of the Company. The Board of Directors, therefore, believes that such amendment is in the best interests of the Company and its stockholders and will recommend to the Meeting that the stockholders ratify and approve the adoption of such amendment.

         In the event of a change in the outstanding shares of the Company's Common Stock by reason of a stock dividend, stock split, recapitalization, merger, consolidation, reorganization or other change in corporate structure, the number and/or type of shares to be awarded under the Directors' Plan shall be adjusted appropriately by the Board of Directors to prevent an unfavorable effect upon the value of the options to be granted under the Directors' Plan.

         Except as proposed to be amended above, all provisions of the Directors' Plan, as previously approved by the stockholders, would remain in effect.

Administration

         The Directors' Plan is to be administered by the Board of Directors.

Eligibility

         The class of persons eligible to participate in the Directors' Plan shall include directors who are not employees of the Company or its subsidiaries. The Company anticipates that as of the Annual Meeting, the approximate number of directors that will be eligible to participate in the Directors Plan will be two.

Effective Date and Termination

         The Directors' Plan was effective in 1994. The Board of Directors may, at any time, terminate the Directors' Plan. Termination of the Directors' Plan will not adversely affect a participant's rights to any option granted prior to termination.

Terms of Stock Options

         Options granted under the Directors' Plan do not qualify as incentive stock options ("Nonstatutory Options") within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"). The options have an exercise of 100% of the fair market value of the Company's Common Stock on the date of grant. The exercise price for any option granted under the Directors' Plan must be paid in full at the time of exercise. The exercise price may be paid in cash. At the discretion of the Board of Directors, the exercise price may be paid by tendering shares of Common Stock having a fair market value equal to the exercise price or by tendering cash in an amount equal to the aggregate par value of the shares being purchased, together with an interest bearing note for the remainder of the purchase price in form, including terms, satisfactory to the Board in its sole discretion.

         Options must be granted within ten years of the effective date of the Directors' Plan. The options have a term of ten years and become exercisable in two equal annual installments commencing on the first anniversary of the date of grant.

         If the amendment to the Directors' Plan is approved by the stockholders, the options become exerciasable in two equal installments commencing on the date of grant.

Option Grants

         The Directors' Plan currently provides for the issuance of Nonstatutory Options to purchase 1,000 shares of Common Stock to each of the Company's nonemployee directors on January 1st of each year.

         If the amendment to the Directors' Plan is approved by the stockholders, the Company will issue Nonstatutory Options to purchase 5,000 shares of Common Stock to each of the Company's nonemployee directors on January 1st of each year, except as noted below.

         On November 11, 1996, the Board of Directors granted, subject to stockholder approval of the amendment to the Directors' Plan, Nonstatutory Options to purchase 5,000 shares of Common Stock to each of Bernard M. Kruger and Lucius J. Riccio, each a nonemployee director of the Company. Such grant was in lieu of any issuance of Nonstatutory Options on January 1, 1997.

Federal Income Tax Consequences

         The following discussion of the federal income tax consequences of the Directors' Plan is intended to be a summary of applicable federal income tax law. State and local tax consequences may differ. Because the federal income tax rules governing options are complex and subject to frequent change, participants are advised to consult their tax advisor prior to exercise.

         A participant is not taxed on the grant of Nonstatutory Options. Upon exercise, however, the participant recognizes ordinary income equal to the difference between the option price and the fair market value of the shares on the date of exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the participant of the ordinary income. Any gain or subsequent disposition of the shares is long-term capital gain if the shares are held for at least one year following exercise. The Company does not receive an income tax deduction for this gain.

Approval by Stockholders

         The affirmative vote of a majority of the shares of Common Stock represented at the Meeting and entitled to vote thereon is required to approve the amendment to the Directors' Plan. Shares of Common Stock that are voted to abstain and shares which are subject to broker nonvotes with respect to any matter will not be considered cast with respect to that matter.

Board Recommendation

         The affirmative vote of the holders of a majority of the shares of Common Stock of the Company present and voting, in person or by proxy, at the Meeting is required for approval of this proposal. The Board recommends a vote FOR such proposal.

                             EXECUTIVE COMPENSATION

         The following table sets forth information concerning compensation paid or accrued by the Company or its subsidiaries for services rendered during the fiscal years ended December 31, 1994,

1995 and 1996 to the Company's Chief Executive Officer and to any executive officer whose compensation exceeded $100,000 during its fiscal year ended December 31, 1996:

                           Summary Compensation Table

_____________________________________________________________________________________________________________
                                                                                          Long Term
                                                                                         Compensation
                                                                                             Awards
Name and Principal                                                 Other Annual      Securities Underlying
Position                         Year      Salary      Bonus      Compensation (1)          Options
-------------------------------------------------------------------------------------------------------------
Dean Sloane, President and       1996     $225,000                   $37,240                  0
 Chief Executive Officer         1995     $225,000                   $45,626                  0
                                 1994     $257,000                   $40,374                  0

Craig Sloane, Vice-              1996     $ 90,000    $15,000        $12,000               $10,000
 President-Operations            1995     $ 85,000    $15,000        $12,000                  0
                                 1994     $ 85,000    $15,000        $ 2,000                  0
____________________________________________________________________________________________________________

(1)      Consists of automobile lease payments.

         The following table sets forth all grants of stock options to each of the named executive officers of the Company during the fiscal year ended December 31, 1996.

                        Option Grants in Last Fiscal Year

                                           Per Cent of Total
                  Number of Shares of     Options Granted to
                Common Stock Underlying   Employees in Fiscal
    Name            Options Granted              Year            Exercise Price   Expiration Date
-------------   -----------------------   -------------------    --------------   ---------------
Dean Sloane                0                     ---                ---             ---
Craig Sloane             10,000                  14.5%              $4.3125*        May 28, 2006

----------
* Such options were priced at $8.00 per share when granted on May 29, 1996, but were repriced to $4.3125 on November 11, 1996.

         The following table sets forth information as to options exercised by each of the named executives during the fiscal year ended December 31, 1996 and the value of in-the-money options held by such executives at December 31, 1996.

     Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

              Number of Shares of
                Common Stock Ac-     Value    Number of Shares of Common Stock Under-
   Name        quired on Exercise   Realized   lying Unexercised Options at 12/31/96    Value of In-the-Money   Options at 12/31/96
   ----       -------------------   --------  ---------------------------------------   ---------------------   --------------------
                                                Exercisable         Unexercisable            Exercisable            Unexercisable
                                                -----------         -------------            -----------            -------------
Dean Sloane           --               --           --                   --                       --                      --
Craig Sloane          --               --         90,000               5,000                   $179,350                   --

------------
* Value is based on the excess of the closing bid price of the Company's Common Stock as of December 31, 1996 ($3.00 per share) over the option price of the in-the-money options.

Employment Agreements

         Upon consummation of the Public Offering, the Company entered into an employment agreement with Dean L. Sloane, President and Chief Executive Officer of the Company. The agreement has a three-year term which renews for an additional year on each anniversary of the agreement, and provides for an annual base compensation of $225,000, with annual increases based on a published cost of living index. In addition, Mr. Sloane is entitled to such bonuses as may be awarded by the Board in its discretion. The agreement calls for payment of benefits, including life insurance and automobile expenses, similar to that received prior to execution of the agreement. In the event the Company terminates Mr. Sloane's employment without cause or Mr. Sloane terminates the agreement for "good reason" (as defined in the agreement), the Company has agreed to pay to Mr. Sloane as severance, an amount equal to Mr. Sloane's monthly salary multiplied by the greater of (i) the number of months remaining between the date of termination and the then expiration date of the agreement, and (ii) twelve. The Company is the beneficiary of a $1.0 million key man life insurance policy with respect to Mr. Sloane. The agreement also contains a non-competition provision covering the term of the agreement plus one year following termination.

         Upon consummation of the Public Offering the Company also entered into an employment agreement with Craig V. Sloane, Vice President-Operations of the Company. The agreement has a three-year term which renews for an additional year on each anniversary of the agreement, and provides for an annual base compensation of $85,000 subject to increase at least 5% per year. The agreement calls for payment of benefits including health insurance and automobile expenses. The agreement also contains a non-competition provision covering the term of the agreement plus one year following termination.

Employees' Stock Option Plan

         The Company maintains its 1992 Employees' Stock Option Plan (the "Employees' Plan") for officers, employees, and consultants of the Company or any of its subsidiaries under which 750,000 shares of its Common Stock are reserved for issuance upon the exercise of options granted thereunder.
As of the date hereof, 234,000 of such options have been granted.

         The Employees' Plan is administered by a Stock Option Committee (the "Committee"), consisting of two disinterested members of the Board of Directors. In general, the Committee will select the persons to whom options will be granted and will determine, subject to the terms of the Employees' Plan, the number, the exercise period and other provisions of such options. The options granted under the Employees' Plan will be exercisable in such installments as may be provided in the grant.

         Options granted to employees may be either incentive stock options under the Code ("Incentive Options") or Nonstatutory Options. The Committee may determine the exercise price, provided that in the case of Incentive Options, such price may not be less than 100% (110% in the case of Incentive Options granted to holders of 10% of the voting power of the Company's stock) of the fair market value (as defined in the Employees' Plan) of the Company's Common Stock at the date of grant. The aggregate fair market value (determined at time of option grant) of stock with respect to which Incentive Options become exercisable for the first time in any year cannot exceed $100,000.

         The options are evidenced by a written agreement containing the above terms and such other terms and conditions consistent with the Employees' Plan as the Committee may impose. Each option, unless sooner terminated, shall expire no later than ten years (five years in the case of Incentive Options granted to holders of 10% of the voting power of the Company's stock) from the date of the grant, as the Committee may determine. The Committee has the right to amend, suspend or terminate the Employees' Plan at any time, provided, however, that unless ratified by the Company's stockholders within twelve months thereafter, no amendment or change in the Employees' Plan will be effective: (a) increasing the total number of shares which may be issued under the Employees' Plan; (b) reducing below fair market value on the date of grant the price per share at which any option which is an Incentive Option may be granted; (c) extending the term of the Employees' Plan or the period during which any option which is an Incentive Option may be granted or exercised; (d) altering in any way the class of persons eligible to participate in the Employees' Plan; (e) materially increasing the benefits accruing to participants under the Employees' Plan; or
(f) with respect to options which are Incentive Options, amending the Employees' Plan in any respect which would cause such options to no longer qualify for incentive stock option treatment pursuant to the Code.

Compensation of Directors

         Directors who are not employed by the Company will be paid a fee of $1,000 for each board of directors meeting attended and $500 for each committee meeting attended. All directors are reimbursed for expenses incurred on behalf of the Company.

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         The Board of Directors has selected Richard A. Eisner & Company, LLP to audit the accounts of the Company for the fiscal year ending December 31, 1997. Such firm, which has served as the Company's independent auditor since March 1994 has reported to the Company that none of its members has any direct financial interest or material indirect financial interest in the Company.

         Unless instructed to the contrary, the persons named in the enclosed proxy intend to vote the same in favor of the ratification of Richard A. Eisner & Company, LLP as the Company's independent auditors.

         A representative of Richard E. Eisner & Company, LLP is expected to attend the meeting and will be afforded the opportunity to make a statement and/or respond to appropriate questions from stockholders.

                              STOCKHOLDER PROPOSALS

         Stockholder proposals intended to be presented at the Company's 1998 Annual Meeting of Stockholders pursuant to the provisions of Rule 14a-8 of the Securities and Exchange Commission, promulgated under the Exchange Act, must be received by the Company's offices in Yonkers, New York by March 26, 1998 for inclusion in the Company's proxy statement and form of proxy relating to such meeting.

                        COMMUNITY MEDICAL TRANSPORT, INC.
                                45 Morris Street
                             Yonkers, New York 10705

           This Proxy is Solicited on Behalf of the Board of Directors

      The undersigned hereby appoints Dean L. Sloane and Craig V. Sloane as Proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them, to represent and vote, as designated below, all the shares of Common Stock of Community Medical Transport, Inc. (the "Company") held of record by the undersigned on June 25, 1997 at the Annual Meeting of Stockholders to be held on July 24, 1997 or any adjournment thereof.

      1.   Election of Directors:
           [  ]  FOR all nominees listed below         [ ]  WITHHOLD AUTHORITY to vote for all nominees listed below
           (except as marked to the contrary below)

(Instruction: To withhold authority to vote for any individual nominee, strike such nominee's name from the list below.)

           Dean L. Sloane                              Craig V. Sloane
           Bernard M. Kruger                           Lucius J. Riccio

      2.   To amend the Company's 1994 Directors' Stock Option Plan.

                                FOR [ ]                AGAINST [ ]                   ABSTAIN [ ]

      3.   To ratify the selection of Richard A. Eisner & Company, LLP as the Company's independent auditors for the fiscal year ending December 31, 1997.

                                FOR [ ]                AGAINST [ ]                   ABSTAIN [ ]

      4.   To transact such other business as may properly come before the meeting.

If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as name appears below.                When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.


                                                          _______________________________________________________________________
                                                          Signature


                                                          _______________________________________________________________________
                                                          Signature if held jointly


                                                          Date:________________________, 1997

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